UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

Energous Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3590 North First Street, Suite 330
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 963-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WATT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering

On September 10, 2025, Energous Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), providing for the issuance and sale by the Company, in a registered direct offering (the “Offering”), of (i) 120,000 shares of the Company’s common stock, par value $0.00001 (“Common Stock”), (ii) pre-funded warrants to purchase up to 465,347 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to an aggregate of 585,347 shares of Common Stock (the “Warrants”). Each share of Common Stock and Pre-Funded Warrant is being offered and sold together with an accompanying Warrant at a combined price of $7.92 per share of Common Stock or Pre-Funded Warrant and accompanying Warrant, as applicable. Each Pre-Funded Warrant and Warrant is exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of either $0.00001 per share, in the case of the Pre-Funded Warrants, or $7.79 per share, in the case of the Warrants. The Pre-Funded Warrants expire when they are exercised in full and the Warrants expire five years from the date of issuance.

The Offering closed on September 11, 2025. The Company expects to receive net proceeds of approximately $4.1 million from the Offering, after deducting placement agent fees and estimated offering expenses payable by the Company.

The Offering was made pursuant to a prospectus supplement dated September 10, 2025, and a base prospectus dated February 12, 2025, which is part of a registration statement on Form S-3 (File No. 333-283819) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 2024, as amended on January 31, 2025, and became effective on February 12, 2025. The Company does not plan to apply to list the Pre-Funded Warrants or the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations and ongoing covenants of the Company.

Also pursuant to the Engagement Letter, dated as of July 9, 2024, as amended on December 20, 2024 and August 20, 2025 (the “Original Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), and the Engagement Letter Joinder Agreement, dated as of September 10, 2025 (the “Joinder Agreement” and, together with the Original Engagement Letter, the “Engagement Letter”), by and among the Company, Wainwright and Rodman & Renshaw LLC (“Rodman & Renshaw” and, together with Wainwright, the “Placement Agents”), the Company, in connection with the closing of the Offering, agreed to issue to the Placement Agents or their respective designees warrants (the “Registered Direct Offering Placement Agent Warrants”) to purchase up to an aggregate of 40,974 shares of Common Stock. The Registered Direct Offering Placement Agent Warrants have substantially the same terms as the Warrants, except the Registered Direct Offering Placement Agent Warrants are exercisable at any time on or after the date of issuance to purchase one share of Common Stock at a price of $9.90 per share and the Registered Direct Offering Placement Agent Warrants expire on September 10, 2030.

The foregoing descriptions of the Pre-Funded Warrants, Warrants, the Registered Direct Offering Placement Agent Warrants and the Purchase Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

The legal opinion and consent of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Report.

Concurrent Warrant Exercise Transaction

On September 10, 2025, in connection with the Offering, the Company entered into a letter agreement (the “Letter Agreement”) with the Investor for the immediate exercise of certain of the Company’s outstanding warrants (the “Original Warrants”) to purchase an aggregate of 47,764 shares of Common Stock originally issued in March 2023 and February 2024 and having exercise prices of $6.7595 and $55.20 per share, respectively (the “Concurrent Warrant Exercise Transaction”). The 13,750 warrants issued in March 2023 were exercised at the exercise price of $6.8845 and the 34,014 warrants issued in February 2024 were exercised at a reduced exercise price of $7.92 per share for aggregate gross proceeds to the Company of approximately $364,000.

As consideration for the exercise of the Original Warrants for cash, the Company issued new unregistered warrants (the “New Warrants”) to purchase up to an aggregate of 47,764 shares of Common Stock at an exercise price of $7.79 per share (the “New Warrant Shares”). The New Warrants are exercisable immediately upon issuance and will expire five years following the initial issuance date. Except as described herein, the New Warrants are substantially similar to the Original Warrants. The closing of the Concurrent Warrant Exercise Transaction occurred on or about September 11, 2025.

Also pursuant to the Engagement Letter, the Company, in connection with the closing of the Concurrent Warrant Exercise Transaction, agreed to issue to the Placement Agents or their respective designees warrants (the “Concurrent Warrant Exercise Transaction Placement Agent Warrants”) to purchase up to an aggregate of 3,343 shares of Common Stock. The Concurrent Warrant Exercise Transaction Placement Agent Warrants have substantially the same terms as the New Warrants, except the Concurrent Warrant Exercise Transaction Placement Agent Warrants are immediately exercisable to purchase one share of Common Stock at a price of $9.90 per share and the Concurrent Warrant Exercise Transaction Placement Agent Warrants expire on September 10, 2030.

In addition, the Company agreed to file a registration statement with the SEC relating to the offer and resale by the Investor of the New Warrant Shares and the Placement Agents or their respective designees of the shares of Common Stock underlying the Concurrent Warrant Exercise Transaction Placement Agent Warrants. The Company is obligated to file the registration statement within 30 days of closing of the Concurrent Warrant Exercise Transaction.

The New Warrants and the Concurrent Warrant Exercise Transaction Placement Agent Warrants were issued in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and, along with the shares of Common Stock underlying such New Warrants and Concurrent Warrant Exercise Transaction Placement Agent Warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the New Warrants and the Concurrent Warrant Exercise Transaction Placement Agent Warrants and underlying shares of Common Stock may not be offered or sold in the United States except pursuant to an effective registration statement with the SEC or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The foregoing descriptions of the Letter Agreement, the New Warrants and the Concurrent Warrant Exercise Transaction Placement Agent Warrants do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such documents, copies of which are attached as Exhibit 10.2 and Exhibit 4.4, and 4.5 respectively, to this Report and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the Concurrent Warrant Exercise Transaction is incorporated herein by reference.

Item 8.01.	Other Events

On September 10, 2025 and September 11, 2025, the Company issued a press release announcing the pricing and closing of the Offering and the Concurrent Warrant Exercise Transaction, respectively. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Report, respectively, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Warrant.

4.3	Form of Registered Direct Offering Placement Agent Warrant.

4.4	Form of New Warrant.

4.5	Form of Concurrent Warrant Exercise Transaction Placement Agent Warrant.

5.1	Opinion of Perkins Coie LLP.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Letter Agreement.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press release dated September 10, 2025.

99.2	Press release dated September 11, 2025.

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: September 11, 2025	By:	/s/ Mallorie Burak
Mallorie Burak
Chief Executive Officer and Chief Financial Officer